PRESS RELEASE FOR IMMEDIATE RELEASE Contact: Jason H. Weber EVP/Treasurer & Chief Financial Officer 717.339.5090 jweber@acnb.com ACNB CORPORATION REPORTS 2026 FIRST QUARTER FINANCIAL RESULTS GETTYSBURG, PA, April 23, 2026 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $13.7 million, or $1.32 diluted earnings per share, for the three months ended March 31, 2026 compared to net loss of $272 thousand, or $0.03 diluted loss per share, for the three months ended March 31, 2025 and compared to net income of $10.8 million, or $1.04 diluted earnings per share, for the three months ended December 31, 2025. ACNB’s financial results for the three months ended March 31, 2025 were impacted by two discrete items that were related to the acquisition of Traditions Bancorp, Inc. which was completed on February 1, 2025 (“Acquisition”): a provision for credit losses on non-purchase credit deteriorated (“PCD”) loans of $4.2 million, net of taxes, and merger-related expenses, net of taxes, totaling $6.2 million. Financial results for the three months ended March 31, 2025 include ACNB’s standalone results for the month of January 2025. The financial results for the three months ended December 31, 2025 were impacted by an after-tax loss of $2.8 million due to the repositioning of the investment securities portfolio as announced on Form 8-K on December 5, 2025 and, to a lesser extent, after-tax merger-related expenses of $447 thousand. 2026 First Quarter Highlights • Return on average assets was 1.71% and return on average equity was 12.97% for the three months ended March 31, 2026 • Fully taxable equivalent (“FTE”) net interest margin was 4.46% for the three months ended March 31, 2026 compared to 4.36% for the three months ended December 31, 2025 and 4.07% for the three months ended March 31, 2025 • Total loans outstanding were $2.35 billion at March 31, 2026, an increase of 0.8% from December 31, 2025; annualized growth of 3.3% • Total noninterest-bearing deposits were $576.1 million at March 31, 2026, an increase of 4.0% from December 31, 2025; annualized growth of 16.3% Exhibit 99.1

• Total non-performing loans to total loans, net of unearned income, was 0.41% at March 31, 2026 compared to 0.46% at December 31, 2025 and 0.43% at March 31, 2025 • Net recoveries to average loans outstanding were 0.00% for the three months ended March 31, 2026 compared to net charge-offs of 0.02% for the three months ended December 31, 2025 and net charge- offs of 0.01% for the three months ended March 31, 2025 • Tangible common equity to tangible assets ratio1 of 10.67% at March 31, 2026 compared to 10.60% at December 31, 2025 and 9.33% at March 31, 2025 • ACNB repurchased 73,972 shares of ACNB common stock in open market transactions for the three months ended March 31, 2026 at a weighted average price of $47.54 per share. There are 123,099 shares remaining in the current plan “We are pleased to report a strong start to 2026, highlighted by solid profitability, stable asset quality, and continued balance sheet growth. Our results reflect the strength of our core relationship banking strategy, disciplined expense management, and consistent execution across the franchise.” said James P. Helt, ACNB Corporation President and Chief Executive Officer. “Loan growth was healthy during the quarter, supported by a solid pipeline and continued demand across our markets, while deposit growth remained robust and well-balanced, reinforcing our strong liquidity position. Importantly, credit quality metrics remained stable, with low levels of non-performing assets and net charge- offs, underscoring the effectiveness of our conservative underwriting approach.” Mr. Helt continued, “We also maintained strong capital levels, providing both financial flexibility and a solid foundation to support future growth. As we move further into 2026, we remain focused on delivering sustainable earnings, maintaining disciplined risk management, and creating long-term value for our shareholders.” Net Interest Income and Margin Net interest income for the three months ended March 31, 2026 totaled $32.5 million, an increase of $5.4 million from the three months ended March 31, 2025 and a decrease of $336 thousand from the three months ended December 31, 2025. The FTE net interest margin for the three months ended March 31, 2026 was 4.46%, a 39 basis points increase from the three months ended March 31, 2025 and a 10 basis points increase from the three months ended December 31, 2025. The increase in net interest income and FTE net interest margin compared to the three months ended March 31, 2025 was driven primarily by the balance sheet restructuring completed during the three months ended December 31, 2025, the Acquisition and new loans and securities funded during the quarter at higher rates than those that paid off or matured. The FTE yield on total investment securities was 3.66% for the three months ended March 31, 2026, an increase of 75 basis points compared to the three months ended March 31, 2025. Increases in average balances and yields compared to the same period of the prior year were driven primarily by the impact of the Acquisition. For the three months ended March 31, 2026, total average loans increased $208.6 million, or 9.8%, compared to the three months ended March 31, 2025. The FTE yield on total loans was 6.35% for the three months ended March 31, 2026, an increase of 27 basis points compared to the three months ended March 31, 2025. For the three months ended March 31, 2026, total average interest-bearing deposits increased $151.8 million, or 8.6%, from the three months ended March 31, 2025. The average rate paid on interest- bearing deposits was 1.35% for the three months ended March 31, 2026, a decrease of 3 basis points from the ACNB Corporation Press Release/2026 First Quarter Financial Results April 23, 2026 Page 2 of 12 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

three months ended March 31, 2025. For the three months ended March 31, 2026, total average noninterest- bearing demand deposits increased $41.6 million, or 8.1%, from the three months ended March 31, 2025 driven primarily by the Acquisition and promotional incentives on commercial checking accounts. The decrease in net interest income compared to the three months ended December 31, 2025 was driven primarily by fewer days of interest accruals and, to a lesser extent, the decrease in total average earning assets of $27.6 million, or 0.9%. The decrease in interest-earning assets was driven primarily by lower invested cash balances due to the seasonal decline in the balance of one commercial deposit account as well as lower average loans held for sale and loans held for investment. While average loan balances declined, total loans increased as a result of loan closings that occurred at the end of the three months ended March 31, 2026. The FTE net interest margin increased 10 basis points compared to the three months ended December 31, 2025 driven primarily by the impact of the balance sheet restructuring completed during the three months ended December 31, 2025. The FTE yield on total investment securities increased 49 basis points compared to the three months ended December 31, 2025. For the three months ended March 31, 2026, total average interest-bearing deposits increased $3.4 million, or 0.2%, from the three months ended December 31, 2025. The average rate paid on interest-bearing deposits decreased 1 basis point from the three months ended December 31, 2025. The accretion impact of acquisition accounting adjustments on loans and deposits from the Acquisition was $1.9 million, $1.5 million and $1.9 million for the three months ended March 31, 2026, the three months ended March 31, 2025 and the three months ended December 31, 2025, respectively. Noninterest Income Noninterest income for the three months ended March 31, 2026 was $8.3 million, an increase of $1.1 million and $3.9 million from the three months ended March 31, 2025 and the three months ended December 31, 2025, respectively. The increase compared to the three months ended March 31, 2025 was driven primarily by the Acquisition and compared to the three months ended December 31, 2025 was driven primarily by the repositioning of the investment securities portfolio, which generated a $3.6 million pre-tax loss on the sale of investment securities. Gain from mortgage loans held for sale for the three months ended March 31, 2026 was $1.2 million, an increase of $371 thousand from the three months ended March 31, 2025 driven primarily by the Acquisition. Earnings on investment in bank-owned life insurance was $737 thousand for the three months ended March 31, 2026, a $157 thousand increase from the three months ended March 31, 2025 driven primarily by the purchase of new policies in the third quarter of 2025 and the Acquisition. The sale of a building contributed a $177 thousand gain on assets held for sale and a death benefit contributed a $174 thousand gain on life insurance proceeds for the three months ended March 31, 2026. Service charges on deposits totaled $1.2 million, a $141 thousand increase compared to the three months ended March 31, 2025 driven primarily by the Acquisition. Wealth management income was $1.2 million, a $100 thousand increase compared to the three months ended March 31, 2025 driven primarily by growth of fee-based assets under management/ administration. Other totaled $489 thousand, a $140 thousand increase primarily attributable to a gain on a loan sale compared to the three months ended March 31, 2025. Excluding the net gains (losses) on sales or calls of investment securities, the increase in noninterest income compared to the three months ended December 31, 2025 was impacted by a gain on life insurance proceeds of $174 thousand and the gain on assets held for sale of $177 thousand. Insurance commissions were $2.1 million, a $246 thousand increase compared to the three months ended December 31, 2025 driven primarily by higher renewals and the policy cancellation of a customer in the prior quarter. Partially offsetting the increase in noninterest income were lower gains from mortgage loans held for sale, service charges on deposits and ATM debit charges primarily driven by seasonality. ACNB Corporation Press Release/2026 First Quarter Financial Results April 23, 2026 Page 3 of 12

Noninterest Expense Noninterest expense for the three months ended March 31, 2026 was $23.6 million, a decrease of $5.7 million from the three months ended March 31, 2025, driven primarily by the Acquisition, and an increase of $162 thousand from the three months ended December 31, 2025. Merger-related expenses totaled $8.0 million for the three months ended March 31, 2025 and $575 thousand for the three months ended December 31, 2025 compared to no merger-related expenses for the three months ended March 31, 2026. Salaries and employee benefits expense for the three months ended March 31, 2026 increased $1.2 million and $1.0 million compared to the three months ended March 31, 2025 and the three months ended December 31, 2025, respectively. The increase from the three months ended March 31, 2025 was driven primarily by additional employees attributable to the Acquisition as well as merit increases. The increase from the three months ended December 31, 2025 was driven primarily by seasonal expenses of $600 thousand related to incentive stock awards and $270 thousand related to ACNB’s liability for unused vacation days, which was driven primarily by headcount increases due to the Acquisition. Equipment expense increased $320 thousand and $244 thousand from the three months ended March 31, 2025 and the three months ended December 31, 2025, respectively, driven primarily by the Acquisition and the implementation of additional products into our core processing system compared to the three months ended March 31, 2025 and higher core processing and hardware expense compared to the three months ended December 31, 2025. Net occupancy for the three months ended March 31, 2026 increased $91 thousand and $292 thousand compared to the three months ended March 31, 2025 and the three months ended December 31, 2025, respectively. The increase compared to the three months ended March 31, 2025 was driven primarily by the Acquisition, and the increase compared to the three months ended December 31, 2025 was driven primarily by seasonally higher snow removal and utility expenses. Professional services increased $101 thousand and decreased $74 thousand compared to the three months ended March 31, 2025 and the three months ended December 31, 2025, respectively. The increase compared to the three months ended March 31, 2025 was driven primarily by the higher professional services for software integration and legal fees, and the decrease from the three months ended December 31, 2025 was driven primarily by higher consulting fees in 2025. Intangible assets amortization increased $199 thousand compared to the three months ended March 31, 2025 and decreased $74 thousand compared to the three months ended December 31, 2025. The increase was a result of the Acquisition and the decrease was a result of normal attrition. Other increased $343 thousand compared to the three months ended March 31, 2025 and decreased $666 thousand for the three months ended December 31, 2025. The increase from the three months ended March 31, 2025 was driven primarily by higher internet banking expenses and supplies and postage, and the decrease was driven primarily by a $475 thousand write-off of legacy accounts receivable at the insurance subsidiary and higher mortgage underwriting and software expenses during the three months ended December 31, 2025. ACNB Corporation Press Release/2026 First Quarter Financial Results April 23, 2026 Page 4 of 12

Loans and Asset Quality Total loans outstanding were $2.35 billion at March 31, 2026, an increase of $18.7 million from December 31, 2025 and an increase of $27.0 million from March 31, 2025. The increase compared to December 31, 2025 was driven primarily by growth in the commercial real estate portfolio and was partially offset by a decrease in real estate construction. The growth in commercial real estate was spread across a variety of industries, including non-owner occupied apartment complex, owner occupied and non-owner occupied farming, non-owner occupied warehouse and owner occupied office complex categories. The allowance for credit losses was $23.6 million at March 31, 2026, a decrease of $57 thousand compared to December 31, 2025 and a decrease of $1.0 million compared to March 31, 2025. The decrease compared to December 31, 2025 was driven primarily by the movement of higher risk rated construction loans to lower risk rated commercial real estate loans and the paydowns of loans with a specific reserve partially offset by loan growth. The decrease compared to March 31, 2025 was driven primarily by the incorporation of post-COVID lower credit loss history in the bank’s allowance for credit losses model. Total non-performing loans to total loans, net of unearned income, decreased to 0.41% as of March 31, 2026, from 0.46% and 0.43% at December 31, 2025 and March 31, 2025, respectively. The decreases from December 31, 2025 and March 31, 2025 were driven by payments received on nonperforming loans. Deposits and Borrowings Total deposits were $2.53 billion at March 31, 2026, an increase of $75.6 million from December 31, 2025 and a decrease of $14.2 million from March 31, 2025. Included in total deposits at March 31, 2026 were $576.1 million of noninterest-bearing deposits, which increased $22.2 million and $13.4 million from December 31, 2025 and March 31, 2025, respectively, driven primarily by growth in commercial balances due to promotional incentives on commercial checking accounts. Total interest-bearing deposits were $1.95 billion at March 31, 2026, an increase of $53.4 million from December 31, 2025 and a decrease of $27.6 million from March 31, 2025. Money markets, included in interest-bearing deposits, increased $11.2 million since December 31, 2025 and decreased $52.7 million since March 31, 2025. The increase in money market deposits from December 31, 2025 was driven primarily by growth in balances of both consumer and commercial accounts and the decrease from March 31, 2025 was driven primarily by attrition of higher cost money market deposits from the Acquisition. Time deposits increased $35.6 million and $11.4 million since December 31, 2025 and March 31, 2025, respectively. Included in time deposits were $89.1 million brokered time deposits, an increase of $30.0 million from December 31, 2025 and $35.0 million from March 31, 2025, respectively. Total borrowings were $279.2 million at March 31, 2026, a decrease of $40.9 million and $20.3 million compared to December 31, 2025 and March 31, 2025, respectively. On February 27, 2026, the Corporation paid off a $40.0 million FHLB 4.99% fixed rate advance as a result of excess liquidity during the quarter. Stockholders’ Equity Total stockholders’ equity was $425.5 million at March 31, 2026 compared to $420.0 million at December 31, 2025 and $386.9 million at March 31, 2025. The increase at March 31, 2026 compared to December 31, 2025 was driven primarily by net income of $13.7 million partially offset by dividends paid of $3.9 million, common stock repurchases of $3.6 million, and a $1.3 million change in unrealized losses in available for sale investment securities. The increase at March 31, 2026 compared to March 31, 2025 was driven primarily by growth in retained earnings and a change in unrealized losses in available for sale investment securities. Tangible book value1 per share was $32.99, $32.22 and $28.23 at March 31, 2026, December 31, 2025 and March 31, 2025, respectively. ACNB Corporation Press Release/2026 First Quarter Financial Results April 23, 2026 Page 5 of 12 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

About ACNB Corporation ACNB Corporation, headquartered in Gettysburg, PA, is the independent $3.27 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, including its operating divisions Traditions Bank and Traditions Mortgage, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 33 community banking offices and two loan offices located in the Pennsylvania counties of Adams, Berks, Cumberland, Franklin, Lancaster and York, and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, MD and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com. # # # SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of the Corporation's consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC. ACNB #2026-02 April 23, 2026 ACNB Corporation Press Release/2026 First Quarter Financial Results April 23, 2026 Page 6 of 12

ACNB Corporation
Press Release/2026 First Quarter Financial Results
April 23, 2026
Page 7 of 12

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
BALANCE SHEET DATA					
Total assets	**$ 3,269,864**	$ 3,228,126	$ 3,250,838	$ 3,259,528	$ 3,270,041
Investment securities	**535,760**	531,131	526,570	520,758	521,306
Total loans, net of unearned income	**2,349,245**	2,330,514	2,336,605	2,341,816	2,322,209
Allowance for credit losses	**(23,615)**	(23,672)	(23,660)	(24,353)	(24,646)
Deposits	**2,525,772**	2,450,185	2,465,896	2,524,541	2,540,009
Allowance for unfunded commitments	**1,818**	1,831	1,384	1,529	1,883
Borrowings	**279,215**	320,116	335,833	298,395	299,531
Stockholders' equity	**425,476**	419,974	408,642	395,151	386,883
INCOME STATEMENT DATA					
Interest and dividend income	**$ 42,232**	$ 42,856	$ 42,490	$ 41,576	$ 36,290
Interest expense	**9,717**	10,005	10,353	10,564	9,200
Net interest income	**32,515**	32,851	32,137	31,012	27,090
(Reversal of) provision for credit losses	**(76)**	106	(584)	(228)	5,968
(Reversal of) provision for unfunded commitments	**(13)**	447	(145)	(354)	(480)
Net interest income after (reversal of) provisions for credit losses and unfunded commitments	**32,604**	32,298	32,866	31,594	21,602
Noninterest income	**8,274**	4,332	8,411	8,682	7,184
Noninterest expenses	**23,615**	23,453	22,361	25,366	29,335
Income (loss) before income taxes	**17,263**	13,177	18,916	14,910	(549)
Income tax expense (benefit)	**3,560**	2,372	4,046	3,262	(277)
Net income (loss)	**$ 13,703**	$ 10,805	$ 14,870	$ 11,648	$ (272)
PROFITABILITY RATIOS					
Total loans, net of unearned income to deposits	**93.01 %**	95.12 %	94.76 %	92.76 %	91.43 %
Return on average assets (annualized)	**1.71**	1.30	1.80	1.43	(0.04)
Return on average equity (annualized)	**12.97**	10.31	14.66	11.96	(0.31)
Efficiency ratio[1]	**55.84**	53.39	51.96	56.21	60.13
FTE Net interest margin	**4.46**	4.36	4.27	4.21	4.07
Yield on average earning assets	**5.78**	5.69	5.64	5.64	5.45
Yield on investment securities	**3.66**	3.17	3.03	2.95	2.91
Yield on total loans	**6.35**	6.33	6.29	6.29	6.08
Cost of funds	**1.41**	1.40	1.45	1.50	1.45
PER SHARE DATA					
Diluted earnings (loss) per share	**$ 1.32**	$ 1.04	$ 1.42	$ 1.11	$ (0.03)
Cash dividends paid per share	**0.38**	0.38	0.34	0.34	0.32
Tangible book value per share[1]	**32.99**	32.22	30.87	29.30	28.23
CAPITAL RATIOS[2]					
Tier 1 leverage ratio	**11.74 %**	11.40 %	11.22 %	10.97 %	11.81 %
Common equity tier 1 ratio	**14.92**	14.74	14.45	13.96	13.65
Tier 1 risk based capital ratio	**15.14**	14.96	14.67	14.17	13.86
Total risk based capital ratio	**16.73**	16.54	16.22	15.75	15.45
CREDIT QUALITY					
Net (recoveries) charge-offs to average loans outstanding (annualized)	**(0.00)%**	0.02 %	0.02 %	0.01 %	0.01 %
Total non-performing loans to total loans, net of unearned income[3]	**0.41**	0.46	0.43	0.43	0.43
Total non-performing assets to total assets[4]	**0.29**	0.33	0.31	0.31	0.32
Allowance for credit losses to total loans, net of unearned income	**1.01**	1.02	1.01	1.04	1.06

[1] Non-GAAP financial measure. Please refer to the calculation on the page titled "Non-GAAP Reconciliation" at the end of this document.

[2] Regulatory capital ratios as of March 31, 2026 are preliminary.

[3] Non-performing loans consists of loans on nonaccrual status and loans greater than 90 days past due and still accruing interest.

[4] Non-performing assets consists of non-performing loans and foreclosed assets held for resale.

ACNB Corporation
Press Release/2026 First Quarter Financial Results
April 23, 2026
Page 8 of 12

Consolidated Statements of Condition
(Unaudited)

(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
ASSETS			
Cash and due from banks	**$ 25,649**	$ 20,611	$ 23,422
Interest-bearing deposits with banks	**67,986**	45,037	100,141
Total Cash and Cash Equivalents	**93,635**	65,648	123,563
Equity securities with readily determinable fair values	**942**	949	933
Investment securities available for sale, at estimated fair value	**471,659**	466,894	455,819
Investment securities held to maturity, at amortized cost (fair value $56,248, $57,537 and $56,219)	**63,159**	63,288	64,554
Loans held for sale	**15,155**	28,170	21,413
Total loans, net of unearned income	**2,349,245**	2,330,514	2,322,209
Less: Allowance for credit losses	**(23,615)**	(23,672)	(24,646)
Loans, net	**2,325,630**	2,306,842	2,297,563
Premises and equipment, net	**30,373**	30,648	32,398
Right of use asset	**4,053**	4,155	5,440
Restricted investment in bank stocks	**12,574**	14,237	13,560
Investment in bank-owned life insurance	**105,667**	105,840	98,814
Investments in low-income housing partnerships	**720**	751	846
Goodwill	**64,449**	64,449	64,449
Intangible assets, net	**21,379**	22,435	25,835
Assets held for sale	**—**	275	—
Other assets	**60,469**	53,545	64,854
Total Assets	**$ 3,269,864**	$ 3,228,126	$ 3,270,041
LIABILITIES AND STOCKHOLDERS' EQUITY			
Deposits:			
Noninterest-bearing	**$ 576,056**	$ 553,855	$ 562,700
Interest-bearing	**1,949,716**	1,896,330	1,977,309
Total Deposits	**2,525,772**	2,450,185	2,540,009
Short-term borrowings	**63,828**	64,740	44,188
Long-term borrowings	**215,387**	255,376	255,343
Lease liability	**4,352**	4,451	5,790
Allowance for unfunded commitments	**1,818**	1,831	1,883
Other liabilities	**33,231**	31,569	35,945
Total Liabilities	**2,844,388**	2,808,152	2,883,158
Stockholders' Equity:			
Preferred Stock, $2.50 par value, 20,000,000 shares authorized; no shares outstanding at March 31, 2026, December 31, 2025 and March 31, 2025	**—**	—	—
Common stock, $2.50 par value, 20,000,000 shares authorized; 11,068,063, 11,028,152, and 11,011,051 shares issued; 10,338,190, 10,372,251, and 10,543,671 shares outstanding at March 31, 2026, December 31, 2025 and March 31, 2025, respectively	**27,664**	27,564	27,521
Treasury stock, at cost, 729,873, 655,901, and 467,380 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively	**(25,927)**	(22,367)	(14,309)
Additional paid-in capital	**180,132**	179,658	178,011
Retained earnings	**267,066**	257,293	230,978
Accumulated other comprehensive loss	**(23,459)**	(22,174)	(35,318)
Total Stockholders' Equity	**425,476**	419,974	386,883
Total Liabilities and Stockholders' Equity	**$ 3,269,864**	$ 3,228,126	$ 3,270,041

ACNB Corporation
Press Release/2026 First Quarter Financial Results
April 23, 2026
Page 9 of 12

Consolidated Income (Loss) Statements
(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended March 31, 2026	 December 31, 2025	 March 31, 2025
INTEREST AND DIVIDEND INCOME			
Loans, including fees:			
Taxable	**$ 36,302**	$ 37,293	$ 31,676
Tax-exempt	**338**	343	292
Investment securities:			
Taxable	**4,241**	3,580	2,902
Tax-exempt	**314**	297	288
Dividends	**334**	320	340
Other	**703**	1,023	792
Total Interest and Dividend Income	**42,232**	42,856	36,290
INTEREST EXPENSE			
Deposits	**6,387**	6,547	5,996
Short-term borrowings	**563**	491	294
Long-term borrowings	**2,767**	2,967	2,910
Total Interest Expense	**9,717**	10,005	9,200
Net Interest Income	**32,515**	32,851	27,090
(Reversal of) provision for credit losses	**(76)**	106	5,968
(Reversal of) provision for unfunded commitments	**(13)**	447	(480)
Net Interest Income after (Reversal of) Provisions for Credit Losses and Unfunded Commitments	**32,604**	32,298	21,602
NONINTEREST INCOME			
Insurance commissions	**2,128**	1,882	2,147
Gain from mortgage loans held for sale	**1,226**	1,373	855
Service charges on deposits	**1,235**	1,282	1,094
Wealth management	**1,160**	1,200	1,060
ATM debit card charges	**906**	923	831
Earnings on investment in bank-owned life insurance	**737**	735	580
Gain on assets held for sale	**177**	—	—
Gain on life insurance proceeds	**174**	—	254
Other	**489**	490	349
Net gains (losses) on sales or calls of investment securities	**49**	(3,557)	—
Net (losses) gains on equity securities	**(7)**	4	14
Total Noninterest Income	**8,274**	4,332	7,184
NONINTEREST EXPENSES			
Salaries and employee benefits	**14,027**	13,034	12,861
Equipment	**2,600**	2,356	2,280
Net occupancy	**1,533**	1,241	1,442
Intangible assets amortization	**1,056**	1,130	857
Professional services	**678**	752	577
Other tax	**577**	539	527
FDIC and regulatory	**442**	458	401
Merger-related	—	575	8,031
Other	**2,702**	3,368	2,359
Total Noninterest Expenses	**23,615**	23,453	29,335
Income (Loss) Before Income Taxes	**17,263**	13,177	(549)
Income tax expense (benefit)	**3,560**	2,372	(277)
Net Income (Loss)	**$ 13,703**	$ 10,805	$ (272)
PER SHARE DATA			
Basic earnings (loss)	**$ 1.32**	$ 1.04	$ (0.03)
Diluted earnings (loss)	**$ 1.32**	$ 1.04	$ (0.03)
Weighted average shares basic	**10,348,531**	10,351,613	9,806,299
Weighted average shares diluted	**10,366,230**	10,386,137	9,823,475

ACNB Corporation
Press Release/2026 First Quarter Financial Results
April 23, 2026
Page 10 of 12

Average Balances, Income and Expenses, Yields and Rates

(Dollars in thousands)	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025			Three Months Ended September 30, 2025			Three Months Ended June 30, 2025			Three Months Ended March 31, 2025		
	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate
ASSETS															
Loans:															
Taxable	**$2,290,463**	**$ 36,302**	**6.43 %**	$2,305,296	$ 37,293	6.42 %	$2,298,054	$ 36,961	6.38 %	$2,296,429	$ 36,555	6.38 %	$2,080,231	$ 31,676	6.18 %
Tax-exempt	**56,344**	**428**	**3.08**	58,740	434	2.93	58,587	410	2.78	58,903	401	2.73	57,969	370	2.59
Total Loans[2]	**2,346,807**	**36,730**	**6.35**	2,364,036	37,727	6.33	2,356,641	37,371	6.29	2,355,332	36,956	6.29	2,138,200	32,046	6.08
Investment Securities:															
Taxable	**494,221**	**4,575**	**3.75**	480,987	3,900	3.22	485,309	3,762	3.08	482,933	3,590	2.98	447,986	3,242	2.93
Tax-exempt	**56,036**	**397**	**2.87**	54,518	376	2.74	53,165	356	2.66	54,261	358	2.65	54,659	365	2.71
Total Investments[3]	**550,257**	**4,972**	**3.66**	535,505	4,276	3.17	538,474	4,118	3.03	537,194	3,948	2.95	502,645	3,607	2.91
Interest-bearing deposits with banks	**76,769**	**703**	**3.71**	101,846	1,023	3.99	103,290	1,162	4.46	77,348	831	4.31	73,181	792	4.39
Total Earning Assets	**2,973,833**	**42,405**	**5.78**	3,001,387	43,026	5.69	2,998,405	42,651	5.64	2,969,874	41,735	5.64	2,714,026	36,445	5.45
Cash and due from banks	**24,482**			25,686			26,709			25,610			20,603		
Premises and equipment	**30,611**			31,297			31,514			32,019			29,903		
Other assets	**249,769**			250,508			245,899			255,624			224,522		
Allowance for credit losses	**(23,682)**			(23,646)			(24,312)			(24,615)			(19,939)		
Total Assets	**$3,255,013**			$3,285,232			$3,278,215			$3,258,512			$2,969,115		
LIABILITIES															
Interest-bearing demand deposits	**$ 616,311**	**$ 460**	**0.30 %**	$ 633,593	$ 545	0.34 %	$ 616,565	$ 570	0.37 %	$ 612,812	$ 514	0.34 %	$ 573,341	$ 524	0.37 %
Money markets	**489,957**	**2,227**	**1.84**	491,932	2,322	1.87	510,655	2,530	1.97	536,755	2,706	2.02	447,297	1,984	1.80
Savings deposits	**335,398**	**26**	**0.03**	331,309	27	0.03	335,083	26	0.03	342,327	27	0.03	331,103	27	0.03
Time deposits	**472,621**	**3,674**	**3.15**	454,083	3,653	3.19	454,625	3,746	3.27	473,589	4,037	3.42	410,749	3,461	3.42
Total Interest-Bearing Deposits	**1,914,287**	**6,387**	**1.35**	1,910,917	6,547	1.36	1,916,928	6,872	1.42	1,965,483	7,284	1.49	1,762,490	5,996	1.38
Short-term borrowings	**74,562**	**563**	**3.06**	69,326	491	2.81	70,389	513	2.89	44,515	341	3.07	38,721	294	3.08
Long-term borrowings	**243,880**	**2,767**	**4.60**	255,369	2,967	4.61	255,358	2,968	4.61	255,347	2,939	4.62	257,558	2,910	4.58
Total Borrowings	**318,442**	**3,330**	**4.24**	324,695	3,458	4.23	325,747	3,481	4.24	299,862	3,280	4.39	296,279	3,204	4.39
Total Interest-Bearing Liabilities	**2,232,729**	**9,717**	**1.77**	2,235,612	10,005	1.78	2,242,675	10,353	1.83	2,265,345	10,564	1.87	2,058,769	9,200	1.81
Noninterest-bearing demand deposits	**554,591**			592,956			593,800			563,321			512,966		
Other liabilities	**39,174**			40,963			39,397			39,271			36,934		
Stockholders' Equity	**428,519**			415,701			402,343			390,575			360,446		
Total Liabilities and Stockholders' Equity	**$3,255,013**			$3,285,232			$3,278,215			$3,258,512			$2,969,115		
Taxable Equivalent Net Interest Income		**32,688**			33,021			32,298			31,171			27,245	
Taxable Equivalent Adjustment		**(173)**			(170)			(161)			(159)			(155)	
Net Interest Income		**$ 32,515**			$ 32,851			$ 32,137			$ 31,012			$ 27,090	
Cost of Funds			**1.41%**			1.40 %			1.45 %			1.50 %			1.45%
FTE Net Interest Margin			**4.46%**			4.36 %			4.27 %			4.21 %			4.07%

[1] Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.
[2] Average balances include non-accrual loans and are net of unearned income.
[3] Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2026 First Quarter Financial Results
April 23, 2026
Page 11 of 12

Loan and Deposit Detail by Type

(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	Variance: March 2026 vs. December 2025	Variance: March 2026 vs. March 2025
Loans					
Commercial real estate	**$ 1,301,807**	$ 1,273,813	$ 1,254,402	$ 27,994	$ 47,405
Residential mortgage	**602,305**	599,051	591,488	3,254	10,817
Commercial and industrial	**204,714**	205,452	220,774	(738)	(16,060)
Home equity lines of credit	**126,473**	127,341	119,085	(868)	7,388
Real estate construction	**106,128**	116,680	127,663	(10,552)	(21,535)
Consumer	**9,864**	10,140	10,526	(276)	(662)
Gross loans	**2,351,291**	2,332,477	2,323,938	18,814	27,353
Unearned income	**(2,046)**	(1,963)	(1,729)	(83)	(317)
Total loans, net of unearned income	**$ 2,349,245**	$ 2,330,514	$ 2,322,209	$ 18,731	$ 27,036

(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	Variance: March 2026 vs. December 2025	Variance: March 2026 vs. March 2025
Deposits					
Noninterest-bearing demand deposits	**$ 576,056**	$ 553,855	$ 562,700	$ 22,201	$ 13,356
Interest-bearing demand deposits	**625,363**	623,620	609,187	1,743	16,176
Money market	**497,031**	485,808	549,704	11,223	(52,673)
Savings	**338,763**	333,973	341,291	4,790	(2,528)
Total demand and savings	**2,037,213**	1,997,256	2,062,882	39,957	(25,669)
Time	**488,559**	452,929	477,127	35,630	11,432
Total deposits	**$ 2,525,772**	$ 2,450,185	$ 2,540,009	$ 75,587	$ (14,237)

ACNB Corporation
Press Release/2026 First Quarter Financial Results
April 23, 2026
Page 12 of 12

Non-GAAP Reconciliation

Note: *The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
(Dollars in thousands, except per share data)	**March 31, 2026**	**December 31, 2025**	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**
Tangible book value per share					
Stockholders' equity	**$ 425,476**	$ 419,974	$ 408,642	$ 395,151	$ 386,883
Less: Goodwill and intangible assets	**(85,828)**	(86,884)	(88,014)	(89,143)	(90,284)
Tangible common stockholders' equity (numerator)	**$ 339,648**	$ 333,090	$ 320,628	$ 306,008	$ 296,599
Shares outstanding, less unvested shares, end of period (denominator)	**10,296,825**	10,337,757	10,387,135	10,442,269	10,506,822
Tangible book value per share	**$ 32.99**	$ 32.22	$ 30.87	$ 29.30	$ 28.23
Tangible common equity to tangible assets (TCE/TA Ratio)					
Tangible common stockholders' equity (numerator)	**$ 339,648**	$ 333,090	$ 320,628	$ 306,008	$ 296,599
Total assets	**$ 3,269,864**	$ 3,228,126	$ 3,250,838	$ 3,259,528	$ 3,270,041
Less: Goodwill and intangible assets	**(85,828)**	(86,884)	(88,014)	(89,143)	(90,284)
Total tangible assets (denominator)	**$ 3,184,036**	$ 3,141,242	$ 3,162,824	$ 3,170,385	$ 3,179,757
Tangible common equity to tangible assets	**10.67 %**	10.60 %	10.14 %	9.65 %	9.33 %
Efficiency Ratio					
Noninterest expense	**$ 23,615**	$ 23,453	$ 22,361	$ 25,366	$ 29,335
Less: Intangible amortization	**1,056**	1,130	1,129	1,141	857
Less: Merger-related expense	**—**	575	169	1,943	8,031
Noninterest expense (numerator)	**$ 22,559**	$ 21,748	$ 21,063	$ 22,282	$ 20,447
Net interest income	**$ 32,515**	$ 32,851	$ 32,137	$ 31,012	$ 27,090
Plus: Total noninterest income	**8,274**	4,332	8,411	8,682	7,184
Less: Gain on assets held for sale	**177**	—	—	—	—
Less: Gain on life insurance proceeds	**174**	—	—	31	254
Less: Net gains (losses) on sales or calls of securities	**49**	(3,557)	—	22	—
Less: Net (losses) gains on equity securities	**(7)**	4	9	3	14
Total revenue (denominator)	**$ 40,396**	$ 40,736	$ 40,539	$ 39,638	$ 34,006
Efficiency ratio	**55.84 %**	53.39 %	51.96 %	56.21 %	60.13 %